                                 EXHIBIT 23(e)


                        CONSENT OF CHARLES V. HENRY, III
                        --------------------------------


    In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to the inclusion of my name in this registration statement as a person who is designated to become a director of Fulton Financial Corporation following the consummation of the Merger between Fulton Financial Corporation and Keystone Heritage Group, Inc.

Lebanon, Pennsylvania


Date:  December 31, 1997              /s/ Charles V. Henry, III
                                      ---------------------------
                                         (Charles V. Henry, III)